As filed with the Securities and Exchange Commission
                                on June 28, 1999

                                                     Registration No.  333-67443
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE               3589                    33-0266015
--------               ----                    ----------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction           Industrial              Identification
of incorporation       Classification          No.)
or organization)       Code Number)

                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------

                               STEPHEN P. STANCZAK
                            EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

                                    Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                EXPLANATORY NOTE

      Pursuant to a Registration Statement to Form S-4 (Registration No. 333-67443) (the "Registration Statement"), United States Filter Corporation, a Delaware corporation (the "Registrant"), offered for sale 10,019,045 shares of its common stock, par value $.01 per share ("Common Stock"). The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 3.

      On April 29, 1999, pursuant to an Agreement and Plan of Merger, dated as of March 22, 1999, EAU Acquisition Corp., a Delaware corporation and a subsidiary of Vivendi, a societe anonyme organized under the laws of France (the "Parent"), merged (the "Merger") with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of the Parent.

      Pursuant to Rule 429 under the  Securities  Act of 1933,  as amended,  the
Prospectus contained in the Registration Statement also relates to the Registration Statement No. 333-52487, previously filed by the Registrant on Form S-4 on May 12, 1998.

      As a result of the Merger, the offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration 4,546,547 shares of Common Stock offered under the Registration Statement which remained unsold at the termination of the offering.

                                     PART II
                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1              Power of Attorney   (filed herewith)

                                                              Reg. No. 333-67443

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on June 24, 1999.

                        UNITED STATES FILTER CORPORATION

                         By:  /s/ Richard J. Heckmann
                              -----------------------
                              Richard J. Heckmann
                              Chairman of the Board and
                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                        CAPACITY                       DATE

                              Chairman of the Board
                              and Chief Executive                  June 24, 1999
/s/ Richard J. Heckmann       Officer (Principal
-----------------------       Executive Officer) and a
Richard J. Heckmann           Director

                              Executive Vice President
/s/ Kevin L. Spence           and Chief Financial                  June 24, 1999
----------------------        Officer (Principal
Kevin L. Spence               Financial Officer)

                              Vice President,
/s/ James W. Dierker          Controller and Treasurer             June 24, 1999
----------------------        (Principal Accounting
James W. Dierker              Officer)

                              Director

----------------------
Daniel Caille

                              Director

      *                                                            June 24, 1999
----------------------
Arthur B. Laffer

                                                              Reg. No. 333-39711


                                  Director

-------------------
Eric Licoys

                                  Director
       *                                                           June 24, 1999
-------------------
Jean Marie Messier

                                  Director
       *                                                           June 24, 1999
-------------------
Alfred E. Osborne, Jr.

                                  Director

-------------------
Henri Proglio



* By:  /s/ Kevin L. Spence                                         June 24, 1999
      --------------------
      Kevin L. Spence
      Attorney in Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1        Power of Attorney       (filed herewith)











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